UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2005

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 West 57th Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Approval of Performance Criteria

On February 10, 2005, the Performance-Based Compensation Committee (the “Committee”) of the Board of Directors of IAC/InterActiveCorp (“IAC”) approved performance criteria for the vesting of restricted stock unit awards granted on that date to certain IAC executive officers pursuant to IAC’s Amended and Restated 2000 Stock and Annual Incentive Plan (the “2000 Plan”).  The vesting of these restricted stock unit awards is subject to IAC’s achievement of specified increases in either (i) EBITA (as defined in the 2000 Plan) of IAC on a consolidated basis or (ii) the closing price of IAC Common Stock, in each case, over specified time periods. Following the completion of IAC’s previously announced plan to separate into two, independent publicly traded companies (the “Spin-Off”), the performance criteria summarized above will be appropriately adjusted to reflect the Spin-Off.

Form of Restricted Stock Unit Agreement

IAC’s Form of Restricted Stock Unit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1 — Form of Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregory R. Blatt
	Name:	Gregory R. Blatt
	Title:	Senior Vice President and General Counsel

Date: February 16, 2005